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                                                                    EXHIBIT 10.3
                               LINE OF CREDIT NOTE

         SYNERGEX INTERNATIONAL CORPORATION, a California corporation with its principal place of business at 2330 Gold Meadow Way, Gold River, California 95670 ("Synergex"), and REGISTRY MAGIC INCORPORATED, a Florida corporation with its principal place of business at 3998 FAU Boulevard, Suite 200-105, Boca Raton, Florida 33431 ("RMAG"), agree as follows:

         1. Advances. Registry will advance to Synergex up to Fifty Thousand Dollars ($50,000) per month (or a total of $150,000) between April 1, 2000 and June 30, 2000, which funds shall be used to pay salaries and benefits to the persons described in Exhibit A attached hereto. Advances hereunder will be made by RMAG at the written request of Michele C. Wong, President and Chief Executive Officer of Synergex (or such other persons as Synergex may authorize), who is authorized to request advances and direct the disposition of any such advances until written notice of the revocation of such authority is received by RMAG at the office designated below. Any such advances will be conclusively presumed to have been made to or for the benefit of Synergex when RMAG believes in good faith that such requests and directions have been made by authorized persons.

         3. Repayment. In the event that the planned merger between Synergex and RMAG does not close, Synergex promises to pay to the order of RMAG the principal sum of One Hundred Fifty Thousand Dollars ($150,000) or so much thereof as may have been advanced and outstanding hereunder, with interest thereon at the rate per annum equal to the Prime Rate as published in The Wall Street Journal, as in effect from time to time, plus two percent, in accordance with the provisions of this note. The principal amount outstanding plus interest will be payable in full in thirty-six (36) equal monthly payments beginning on July 1, 2000 (unless extended by RMAG). Synergex shall make payments in lawful money of the United States of America and in immediately available funds. All payments shall be made to RMAG at such place as RMAG, through its Chairman, may direct.

         4. Default. Upon Synergex's failure to pay timely all or any portion of the amounts specified above under this note within thirty (30) days of the due date ("Default"), RMAG may, at its sole discretion, take any one or more of the following actions:

         (a) Declare all sums of principal and interest outstanding hereunder immediately due and payable; or

         (b)      Enforce Synergex's obligation under this note by court action;
                  or

         (c) In the sole discretion of RMAG, upon a determination of hardship, grant an extension of time for payment by Synergex provided that interest shall continue to accrue; or

         (d)      Take any action provided or allowed by law or this Agreement.


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All of RMAG's rights and remedies, whether evidenced hereby or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by RMAG to pursue any remedy shall not exclude any other remedy.

         5. Collateral. This note is secured by a security interest in Synergex's inventory and assets, junior in priority to any security interest of Synergex's banks. Synergex, to the extent permitted by law, waives presentment, protest and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this note.

         6. Collection. In any actions (a) to enforce or collect payment on this note, whether or not legal action is instituted or prosecuted to judgment, or (b) to enforce any judgment obtained in any related legal proceeding, RMAG shall be entitled to all costs and expenses incurred, including attorneys' fees.

         7. Modification or Amendment. The provisions of this Agreement may be modified at any time by agreement of the parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

         8. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition hereof.

         9. Governing Law. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of California, excluding its conflict of laws rules.

REGISTRY MAGIC INCORPORATED            SYNERGEX INTERNATIONAL CORPORATION


By:                                    By
   ---------------------------------     --------------------------------------
         (Lawrence Cohen)                          (Michele C. Wong)
Its Chairman                           Its President and Chief Executive Officer


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                                    EXHIBIT A


                [List of persons to be determined by the parties]




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